Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Director of Finance and
	Chief Financial Officer	Investor Relations
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2800

KEMET REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2014 RESULTS

Greenville, South Carolina (May 8, 2014) - KEMET Corporation (the “Company”) (NYSE: KEM), a leading global supplier of electronic components, today reported preliminary results for the fourth quarter and fiscal year ended March 31, 2014. Results included in this earnings release have been adjusted to reflect discontinued operations as the Film and Electrolytic Business group completed the sale of its machinery division on April 30, 2014.

Net sales of $215.8 million for the quarter ended March 31, 2014 increased 4.1% from net sales of $207.3 million for the prior quarter ended December 31, 2013, and increased 8.2% compared to net sales of $199.5 million for the quarter ended March 31, 2013. For the fiscal year ended March 31, 2014 net sales were $833.7 million compared to $823.9 million for the fiscal year ended March 31, 2013.

“We are encouraged by the continued and growing strength of our markets around the globe,” stated Per Loof, KEMET’s Chief Executive Officer. “Revenue exceeded our expectations, cost reduction actions are seeing their way to the bottom line, and we are well positioned to continue improving our financial performance into our next fiscal year. While we have some more work to complete, we are pleased with the general improvement of our operating margins this past fiscal year and we plan to build upon our efforts this past year to improve them further,” continued Loof.

The U.S. GAAP net loss from continuing operations was $15.2 million, or $0.34 loss per basic and diluted share for the quarter ended March 31, 2014, compared to a net loss from continuing operations of $23.7 million or $0.53 loss per basic and diluted share for the quarter ended March 31, 2013. For the fiscal year ended March 31, 2014, the net loss from continuing operations was $65.5 million, or $1.45 per basic and diluted share compared a net loss from continuing operations of $77.9 million, or $1.74 per basic and diluted share for the fiscal year ended March 31, 2013.

Non-U.S. GAAP Adjusted net income improved to $0.4 million or $0.01 per diluted share for the quarter ended March 31, 2014, compared to a non-U.S. GAAP Adjusted net loss of $8.3 million or $0.18 loss per basic and diluted share for the period ended March 31, 2013. For the fiscal year ended March 31, 2014, the non-U.S. GAAP net loss from continuing operations was $18.8 million, or $0.42 loss per basic and diluted share compared to a net loss from continuing operations of $23.1 million, or $0.51 loss per basic and diluted share for the fiscal year ended March 31, 2013.

The net loss for the quarters ended March 31, 2014 and 2013 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation table included hereafter.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning July 1, 2014, we will observe a quiet period during which the information provided in this news release and annual report on Form 10-K will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) continued net losses could impact our ability to realize current operating plans and could materially adversely affect our liquidity and our ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) difficulties, delays or unexpected costs in completing the restructuring plan; (ix) equity method investments expose us to a variety of risks; (x) acquisitions and other strategic transactions expose us to a variety of risks; (xi) inability to attract, train and retain effective employees and management; (xii) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xiii) exposure to claims alleging product defects; (xiv) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that limit our flexibility in operating our business; and (xx) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended March 31,		Fiscal Year Ended
	2014	2013	2014	2013
Net sales	$215,821	$199,540	$833,666	$823,903
Operating costs and expenses:
Cost of sales	181,315	171,342	712,037	697,076
Selling, general and administrative expenses	24,055	30,501	94,881	107,620
Research and development	6,763	6,693	24,466	26,876
Restructuring charges	5,953	5,047	14,122	18,719
Goodwill impairment	—	—	—	1,092
Write down of long-lived assets	1,118	264	4,476	7,582
Net (gain) loss on sales and disposals of assets	(39)	141	32	18
Total operating costs and expenses	219,165	213,988	850,014	858,983
Operating loss	(3,344)	(14,448)	(16,348)	(35,080)
Other (income) expense:
Interest income	(13)	(28)	(195)	(139)
Interest expense	10,671	10,491	40,962	41,331
Other income, net	(2,632)	(1,738)	(2,681)	(2,864)
Loss from continuing operations before income taxes and equity loss from NEC TOKIN	(11,370)	(23,173)	(54,434)	(73,408)
Income tax expense (benefit)	(754)	(735)	3,539	3,269
Loss from continuing operations before equity loss from NEC TOKIN	(10,616)	(22,438)	(57,973)	(76,677)
Equity loss from NEC TOKIN	(4,580)	(1,254)	(7,542)	(1,254)
Loss from continuing operations	(15,196)	(23,692)	(65,515)	(77,931)
Loss from discontinued operations	(63)	(1,559)	(3,800)	(4,251)
Net loss	$(15,259)	$(25,251)	$(69,315)	$(82,182)
Net loss per basic and diluted share:
Loss from continuing operations	$(0.34)	$(0.53)	$(1.45)	$(1.74)
Loss from discontinued operations	$—	$(0.03)	$(0.08)	$(0.09)
Net loss	$(0.34)	$(0.56)	$(1.54)	$(1.83)

Weighted-average shares outstanding:
Basic and diluted	45,174	44,953	45,102	44,897

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	March 31, 2014	March 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,929	$95,978
Accounts receivable, net	98,947	93,774
Inventories, net	187,784	198,888
Prepaid expenses and other	36,871	41,101
Deferred income taxes	6,681	4,167
Current assets of discontinued operations	12,160	9,517
Total current assets	400,372	443,425
Property and equipment	292,648	303,682
Goodwill	35,584	35,584
Intangible assets, net	37,184	38,646
Investment in NEC TOKIN	45,970	52,738
Restricted cash	13,512	17,397
Deferred income taxes	6,778	7,994
Other assets	10,130	10,149
Noncurrent assets of discontinued operations	836	1,976
Total assets	$843,014	$911,591
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,297	$10,793
Accounts payable	73,370	70,774
Accrued expenses	75,868	93,178
Income taxes payable and deferred income taxes	1,342	1,074
Current liabilities of discontinued operations	7,269	5,661
Total current liabilities	165,146	181,480
Long-term debt, less current portion	391,292	372,707
Other non-current obligations	55,864	69,022
Deferred income taxes	5,189	8,542
Noncurrent liabilities of discontinued operations	2,592	2,924
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,508 shares at March 31, 2014 and March 31, 2013	465	465
Additional paid-in capital	465,026	467,096
Retained deficit	(232,550)	(163,235)
Accumulated other comprehensive income	20,044	7,694
Treasury stock, at cost (1,301 and 1,519 shares at March 31, 2014 and March 31, 2013, respectively)	(30,054)	(35,104)
Total stockholders’ equity	222,931	276,916
Total liabilities and stockholders’ equity	$843,014	$911,591

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Fiscal Years Ended March 31,
	2014	2013
Net loss	$(69,315)	$(82,182)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net cash provided by operating activities of discontinued operations	29	4,440
Depreciation and amortization	49,842	45,559
Amortization of debt discount and debt issuance costs	3,596	4,138
Equity loss from NEC TOKIN	7,542	1,254
Change in value of NEC TOKIN options	(3,111)	—
Net loss on sales and disposals of assets	32	18
Stock-based compensation expense	2,909	4,599
Pension and other post-retirement benefits	(78)	1,071
Deferred income taxes	(4,676)	(317)
Write down of long-lived assets	4,476	7,582
Write down of receivables	1,484	—
Goodwill impairment	—	1,092
Other, net	(372)	554
Changes in assets and liabilities:
Accounts receivable	(4,618)	4,882
Inventories	14,921	(324)
Prepaid expenses and other current assets	3,748	(11,151)
Accounts payable	(3,523)	300
Accrued income taxes	535	(1,052)
Other operating liabilities	(8,346)	(3,290)
Net cash used in operating activities	(4,925)	(22,827)
Investing activities:
Capital expenditures	(32,147)	(46,174)
Investment in NEC TOKIN	—	(50,917)
Change in restricted cash	4,047	(15,284)
Proceeds from sales of assets	1,026	398
Net cash used in investing activities	(27,074)	(111,977)
Financing activities:
Proceeds from revolving line of credit	21,000	—
Payment of revolving line of credit	(2,551)	—
Deferred acquisition payments	(21,977)	(16,900)
Proceeds from issuance of debt	—	39,825
Payments of long-term debt	(3,599)	(1,909)
Proceeds from exercise of stock options	250	111
Debt issuance costs	—	(275)
Net cash (used in) provided by financing activities	(6,877)	20,852
Net decrease in cash and cash equivalents	(38,876)	(113,952)
Effect of foreign currency fluctuations on cash	827	(591)
Cash and cash equivalents at beginning of fiscal period	95,978	210,521
Cash and cash equivalents at end of fiscal period	$57,929	$95,978

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", “Adjusted net loss”, “Adjusted net loss per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted gross margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses Adjusted gross margin to facilitate our analysis and understanding of our business operations and believes that Adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP Gross margin to Non-U.S. GAAP Adjusted gross margin (amounts in thousands):

	Quarters Ended			Fiscal Years Ended
	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2013
		(Unaudited)
Net sales	$215,821	$207,339	$199,540	$833,666	$823,903
Gross margin	34,506	37,662	28,198	121,629	126,827
Non-U.S. GAAP-adjustments:
Plant shut-down costs	2,668	—	—	2,668	—
Plant start-up costs	669	485	1,307	3,336	6,122
Stock-based compensation expense	186	278	373	1,006	1,554
Inventory write-down	—	—	—	3,886	—
Adjusted gross margin	$38,029	$38,425	$29,878	$132,525	$134,503
	17.6%	18.5%	15.0%	15.9%	16.3%

Adjusted Operating Income

Adjusted operating loss represents operating income, excluding adjustments which are outlined in the quantitative reconciliation provided above. We use Adjusted operating loss to facilitate our analysis and understanding of our business operations and believe that Adjusted operating loss is useful to investors because it provides a supplemental way to understand our underlying operating performance. Adjusted operating loss should not be considered as an alternative to operating income or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income is calculated as follows (amounts in thousands):

	Quarters Ended
	March 31, 2014	December 31, 2013	March 31, 2013
	(Unaudited)
Operating income (loss)	$(3,344)	$3,623	$(14,448)
Adjustments:
Restructuring charges	5,953	2,194	5,047
Plant shut-down costs	2,668	—	—
Write down of long-lived assets	1,118	3,358	—
ERP integration costs	837	994	2,404
Plant start-up costs	669	485	1,307
NEC TOKIN investment related expenses	618	249	3,009
Stock-based compensation expense	579	702	1,018
Net loss (gain) on sales and disposals of assets	(39)	29	141
Net curtailment and settlement loss on benefit plans	—	—	1,354
Adjusted operating income (loss)	$9,059	$11,634	$(168)

Adjusted Net Loss and Adjusted Net Loss Per Share

“Adjusted net loss” and “Adjusted net loss per share” represent net loss and net loss per share excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net loss to Non-U.S. GAAP adjusted net loss:

U.S. GAAP to Non- U.S. GAAP Reconciliation

	Fiscal Year Ended	Quarters Ended
	March 31, 2014	March 31, 2014	December 31, 2013	March 31, 2013
	(Unaudited, Amounts in thousands, except per share data)
U.S. GAAP
Net sales	$833,666	$215,821	$207,339	$199,540
Net loss from continuing operations	(65,515)	(15,196)	(4,746)	(23,692)
Loss from discontinued operations	(3,800)	(63)	(1,076)	(1,559)
Net loss	$(69,315)	$(15,259)	$(5,822)	$(25,251)
Net loss from continuing operations - basic and diluted	$(1.45)	$(0.34)	$(0.11)	$(0.53)
Loss from discontinued operations - basic and diluted	$(0.08)	$—	$(0.02)	$(0.03)
Net loss - basic and diluted	$(1.54)	$(0.34)	$(0.13)	$(0.56)
Non-U.S. GAAP
Loss from continuing operations	(65,515)	(15,196)	(4,746)	(23,692)
Adjustments:
Restructuring charges	14,122	5,953	2,194	5,047
Equity loss (gain) from NEC TOKIN	7,542	4,580	(1,657)	1,254
Write down of long-lived assets	4,476	1,118	3,358	264
Inventory write down	3,886	—	—	—
ERP integration expenses	3,880	837	994	2,404
Amortization included in interest expense	3,596	779	858	1,092
Plant start-up costs	3,336	669	485	1,307
Stock-based compensation expense	2,909	579	702	1,018
Plant shut-down costs	2,668	2,668	—	—
Acquisition related fees	2,299	618	249	3,009
Note receivable write off	1,444	—	—	—
Loss (gain) on sales and disposals of assets	32	(39)	29	141
Income tax effect of non-GAAP adjustments (1)	(27)	99	(52)	(591)
Net curtailment and settlement gain on benefit plans	—	—	—	1,354
Net foreign exchange loss (gain)	(304)	(449)	207	(911)
Change in value of NEC TOKIN Option	(3,111)	(1,777)	(1,716)	—
Adjusted net income (loss) from continuing operations	$(18,767)	$439	$905	$(8,304)
Adjusted net income (loss) per basic share from continuing operations	$(0.42)	$0.01	$0.02	$(0.18)
Adjusted net income (loss) per diluted share from continuing operations	$(0.42)	$0.01	$0.02	$(0.18)
Weighted average shares outstanding:
Basic	45,102	45,174	45,120	44,953
Diluted	45,102	52,524	52,494	44,953

(1)         The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA from continuing operations represents net loss from continuing operations before net interest expense, income tax expense, and depreciation and amortization expense, adjusted to exclude certain item which are outlined in the quantitative reconciliation provided below.  We use Adjusted EBITDA from continuing operations to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA from continuing operations as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA from continuing operations because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA from continuing operations is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at Adjusted EBITDA from continuing operations are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA from continuing operations, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA from continuing operations should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA from continuing operations is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA from continuing operations measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA from continuing operations measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA from continuing operations should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA from continuing operations only supplementally.

The following table provides a reconciliation from U.S. GAAP net loss to Adjusted EBITDA from continuing operations (amounts in thousands):

	Fiscal Year 2014
	Q1	Q2	Q3	Q4	Total
Net loss	$(35,138)	$(13,096)	$(5,822)	$(15,259)	$(69,315)

Adjustments:
Income tax expense (benefit)	1,816	1,444	1,033	(754)	3,539
Interest expense, net	9,870	9,897	10,342	10,658	40,767
Depreciation and amortization expense	13,639	11,951	11,762	12,182	49,534
Restructuring charges	4,611	1,364	2,194	5,953	14,122
Net loss from discontinued operations	1,510	1,151	1,076	63	3,800
Write down of long lived assets	—	—	3,358	1,118	4,476
ERP integration costs	978	1,071	994	837	3,880
Plant start-up costs	1,132	1,050	485	669	3,336
Plant shut-down costs	—	—	—	2,668	2,668
NEC TOKIN investment related expenses	1,308	124	249	618	2,299
Stock-based compensation expense	969	659	702	579	2,909
Loss (gain) on sales and disposals of assets	—	42	29	(39)	32
Change in value of NEC TOKIN option	—	382	(1,716)	(1,777)	(3,111)
Inventory write-down	3,886	—	—	—	3,886
Long-term receivable write down	1,444	—	—	—	1,444
Equity loss (gain) from NEC TOKIN	3,376	1,243	(1,657)	4,580	7,542
Net foreign exchange loss (gain)	(577)	515	207	(449)	(304)
Adjusted EBITDA	$8,824	$17,797	$23,236	$21,647	$71,504

	Fiscal Year 2013
	Q1	Q2	Q3	Q4	Total
Net loss	$(17,754)	$(24,920)	$(14,257)	$(25,251)	$(82,182)

Adjustments:
Income tax expense (benefit)	1,736	1,657	611	(735)	3,269
Interest expense, net	10,427	10,109	10,193	10,464	41,193
Depreciation and amortization expense	11,558	11,426	10,405	11,781	45,170
Net (income) loss from discontinued operations	(278)	1,313	1,657	1,559	4,251
Restructuring charges	1,264	8,522	3,886	5,047	18,719
Write down of long lived assets	—	4,234	3,083	264	7,582
ERP integration costs	1,601	2,018	1,375	2,404	7,398
Plant start-up costs	1,361	1,930	1,524	1,307	6,122
NEC TOKIN investment related expenses	542	866	164	3,009	4,581
Stock-based compensation expense	1,262	1,242	1,078	1,018	4,600
Goodwill impairment	—	1,092	—	—	1,092
Loss (gain) on sales and disposals of assets	104	(31)	(196)	141	18
Net curtailment and settlement gain on benefit plans	—	(1,675)	588	1,354	267
Equity loss (gain) from NEC TOKIN	—	—	—	1,254	1,254
Net foreign exchange loss (gain)	1,789	(442)	(464)	(911)	(28)
Registration related fees	20	—	—	—	20
Adjusted EBITDA	$13,632	$17,341	$19,647	$12,705	$63,326